                                                                    Exhibit 23.1




                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We consent to the incorporation by reference in the registration statements of AXENT Technologies, Inc. on Form S-8 (File Nos.333-08827, 333-08829, 333-08831, 333-24205, 333-47373, 333-47375 and 333-47379) of our report, dated
January 26, 1999, on our audits of the balance sheets of AXENT Technologies, Inc., as of December 31, 1997 and December 31, 1998, and the related statements of operations, stockholders' equity and cash flows for each of the three years in the period ended December 31, 1998 and the related financial statement schedule, which report is included in this Annual Report on Form 10-K.



                                                PRICEWATERHOUSECOOPERS LLP


Washington D.C.
March 30, 1999